Exhibit 10.1

DELAYED DRAW Loan Agreement

This delayed draw Loan Agreement (this “Agreement”) is made as of July 11, 2025, by and between Monogram Technologies Inc., a Delaware corporation (the “Company”), and Zimmer, Inc., a Delaware corporation (the “Lender”).

WHEREAS, in connection with the Agreement and Plan of Merger of even date herewith entered into by and among the Company, Zimmer Biomet Holdings, Inc. and Honey Badger Merger Sub, Inc. (the “Merger Agreement”; all capitalized terms used in this Agreement and not otherwise defined herein shall have the meanings given to such terms in the Merger Agreement), the Lender desires to lend to the Company, and the Company desires to borrow from the Lender, an amount of up to Fifteen Million and No/100 Dollars ($15,000,000.00) subject to the conditions specified herein in the event the Merger (as defined in the Merger Agreement) is not consummated during the period from December 1, 2025 to the End Date (as defined in the Merger Agreement);

WHEREAS, the loans made pursuant to this Agreement will be evidenced by a Promissory Note in the form attached hereto as Exhibit A (the “Note” and together with this Agreement and each other document, instrument, certificate and agreement executed and delivered by the Company in favor of or provided to the Lender in connection with this Agreement or otherwise referred to herein or contemplated hereby, all as may be amended, restated, supplemented or otherwise modified from time to time, collectively, the “Debt Agreements”);

NOW, THEREFORE, for valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereby agree as follows:

1.             Amount And Terms Of The Loans

1.1            Loan Amounts and Funding. Subject to the satisfaction of the Funding Conditions (as defined and set forth in Section 4 hereof), during the period beginning on December 1, 2025 and ending on the End Date (as defined in the Merger Agreement) (such period, the “Draw Period”) the Company may request from the Lender, and the Lender agrees to make one or more loans in the aggregate principal amount of up to Fifteen Million and No/100 Dollars ($15,000,000.00) to the Company (each such loan, a “Loan” and collectively, the “Loans”), such amount of each Loan to be specified by the Company in a written request delivered to the Lender at least three (3) Business Days prior to the date of the requested Loan (the “Funding Request”). The Company shall not request, and the Lender shall have no obligation to fund, more than one Loan in any calendar month. On the date specified in each Funding Request (each a “Funding Date”), subject to the satisfaction of the Funding Conditions, the Lender will make a Loan to the Company by advancing in immediately available funds in Dollars by wire transfer (or as otherwise agreed by the parties) to the account of the Company as specified in the Funding Request.

1.2           Interest. Interest shall accrue from the Funding Date of each Loan until such Loan is repaid in full at an interest rate per annum equal to ten percent (10.0%), accruing on a daily basis and compounding semi-annually. All accrued interest shall be paid in cash upon the Maturity Date, or if earlier on the date of the prepayment of such Loan in respect of accrued interest on such prepaid amounts. Upon the occurrence and during the continuance of any Event of Default, all principal and other amounts payable by the Company hereunder shall bear interest, payable on demand, at a rate per annum equal to thirteen percent (13.0%). Interest shall be computed on the basis of the actual number of days elapsed divided by 365.

1.3           Maturity. Unless earlier prepaid pursuant to the terms of this Agreement, the unpaid principal amount of Loans, any accrued and unpaid interest in respect of the Loans and all other amounts payable hereunder or under any of the other Debt Agreements (such principal, interest and other amounts, the “Obligations”) shall be immediately due and payable on December 1, 2027 (the “Maturity Date”).

1.4           Payments Generally. All payments in respect of the Loans or under the Debt Agreement shall be in immediately available lawful money of the United States of America. All payments in respect of the Loans shall be made unconditionally in full without any deduction, set off, counterclaim or other defense. If any scheduled payment date is not a Business Day such payment shall be made on the next succeeding Business Day.

1.5           Voluntary Prepayment. The Company shall be permitted to be voluntarily prepay, without premium or penalty, at any time and from time to time, all or any portion of the Loans. Any partial prepayments shall be in a minimum amount of One Million Dollars ($1,000,000) and in intervals of One Million Dollars ($1,000,000) and shall be applied first to accrued and unpaid interest, including any interest accrued and capitalized on such amount, next to principal and next to all other unpaid Obligations. Amounts paid or prepaid on pursuant to this Section 1.5 may not be re-borrowed.

1.6           Mandatory Prepayments. On or after the Funding Date, the Company shall prepay the Obligations as follows:

(a)            Change of Control. Within three (3) Business Days of the date of a Change of Control, the Company shall prepay the Obligations in cash in full. “Change of Control” means the occurrence of any one of the following: (i) any person or group of persons (within the meaning of Section 13(d) or Section 14(a) of the Securities Exchange Act of 1934, as amended) shall have acquired beneficial ownership of (within the meaning of Rule 13d-3 promulgated by the SEC under said Act) fifty percent (50%) or more of the voting capital stock of the Company, (ii) within a period of twelve (12) consecutive calendar months, individuals who were directors of the Company on the first day of such period, together with any directors whose election by such board of directors or whose nomination for election by the shareholders was approved by a vote of the majority of the directors then in office shall cease to constitute a majority of the board of directors of the Company or (iii) the sale, transfer or other disposition (including through exclusive licensing) of all or substantially all of the assets of the Company.

(b)            Material Financings. Within one (1) Business Day of the date of incurrence by the Company of any Indebtedness for borrowed money (including all obligations evidenced by bonds, debentures, notes, or other similar instruments or upon which interest payments are customarily made or interest is customarily incurred (excluding the Loans)), in each case, in a principal amount in excess of $25,000,000 (whether individually or in the aggregate of any related debt financing transactions), the Company shall prepay the outstanding principal amount of the Loans in an amount equal to one hundred percent (100%) of the net cash proceeds received by the Company in connection with such incurrence in accordance with this Section 1.6.

(c)            Acquisition Proposal. On the date the Company enters into any Acquisition Proposal (provided that for purposes of this Agreement the references to “20%” in the definition of “Acquisition Proposal” in the Merger Agreement shall be deemed to be references to “50%”) with any person that is not the Lender or an affiliate of the Lender, the Company shall prepay the Obligations in cash in full.

Any prepayments made pursuant to this Section 1.6 shall be applied first to accrued and unpaid interest, including any interest accrued and capitalized on such amount, next to principal and next to all other unpaid Obligations. Amounts paid or prepaid pursuant to this Section 1.6 may not be re-borrowed.

2.            Tax.

2.1            Tax. Any and all payments by the Company hereunder shall be made free and clear of and without deduction of any and all present or future taxes, levies, imposts, deductions, charges or withholdings imposed by any governmental authority and all liabilities with respect thereto, excluding any taxes based on net income of the Lender (such non-excluded taxes, levies, imposts, deductions, charges or withholdings being referred to herein as “Taxes”). If the Company shall be required by law to deduct or withhold any Taxes from or in respect of any sum payable hereunder to the Lender the sum payable shall be increased as may be necessary so that after making all required deductions or withholdings the Lender receives an amount equal to the sum it would have received had no such deductions or withholdings been made. The Company agrees to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies of any applicable governmental authority which arise from any payment made under this Agreement or any Debt Agreement or from the execution, delivery or registration of, or otherwise with respect to, the Loans, this Agreement or any Debt Agreement. The Company’s obligations under this Section 2 shall survive any assignment of rights by, or the replacement of, the Lender and the repayment, satisfaction or discharge in full of the Loans.

3.             Representations and Warranties of the Company

The Company represents and warrants to the Lender as follows at and as of the date hereof and as of each Funding Date:

3.1           Merger Agreement Representations and Warranties. In order to induce the Lender to enter into this Agreement and to make the Loans and except as set forth in the Company Disclosure Schedule, the Company hereby represents and warrants to the Lender that, at and as of the date hereof, each of the representations and warranties set forth in Section 2 of the Merger Agreement (the “Merger Agreement Incorporated Representations and Warranties”) are true and accurate, as if each such representation and warranty were directly set forth herein.

Such Merger Agreement Incorporated Representations and Warranties are hereby incorporated by reference into this Agreement mutatis mutandis as if set forth herein in their entirety and shall remain effective representations and warranties of the Company in this Agreement regardless of whether the Merger Agreement has been terminated or is otherwise no longer in full force and effect. For purposes of this Section 3.1, each reference to the Merger Agreement in the Merger Agreement Incorporated Representations and Warranties shall also be deemed to refer to this Agreement and the other Debt Agreements. The Company acknowledges that but for the truth and accuracy of the Merger Agreement Incorporated Representations and Warranties, the Lender would not have agreed to enter into this Agreement and to make the Loans.

3.2           Margin Regulations; Investment Company Act. The Company is not engaged in the business of purchasing or carrying margin stock (within the meaning of Regulation U issued by the Board of Governors of the Federal Reserve System of the United States), or extending credit for the purpose of purchasing or carrying margin stock. No proceeds of the Loans will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock. The Company is not an “investment company” or an “affiliated person” of, or “promoter” or “principal underwriter” for, an “investment company”, as such terms are defined in the Investment Company Act of 1940, as amended. The application of the proceeds of the Loans and repayment thereof by the Company will not violate any provision of such Investment Company Act or any rule, regulation or order issued by the Securities and Exchange Commission thereunder.

3.3           Authority. The incurrence of the Loans and performance of the Company’s obligations in accordance with this Agreement, has been, or will be on or prior to the date of this Agreement and each Funding Date, duly authorized by all necessary corporate action on the part of the Company and is not in conflict with nor constitute a breach of any provision contained in the Company’s organizational documents, nor will it constitute an event of default under any material agreement to which Company is a party or by which Company is bound.

3.4           No Creation of Liens. The execution, delivery and performance by the Company of the Debt Agreements do not and will not result in the creation or imposition of any Lien upon any of its or its Subsidiaries’ property or assets other than a Lien in favor of the Lender.

3.5           Litigation. There are no actions, suits, claims, disputes or proceedings pending or, to the knowledge of the Company, threatened by or against the Company or any business, property or rights of the Company that purport to affect the legality, validity or enforceability of this Agreement or the other Debt Agreements.

3.6           No Changes. Since December 31, 2024, there has been no event or circumstance that has had or could reasonably be expected to have a Material Adverse Effect. A “Material Adverse Effect” means a material adverse change in any of (a)  the legality, validity or enforceability of any Debt Agreement, or (b) the rights and remedies of the Lender under the Debt Agreements.

3.7           No Event of Default. No Event of Default has occurred and is continuing.

3.8           Solvency. The Company is able to pay its debts (including trade debts) as they mature; the fair saleable value of Company’s assets (including goodwill minus disposition costs) exceeds the fair value of its liabilities; and Company is not left with unreasonably small capital after the transactions contemplated by this Agreement, including, without limitation, the borrowing of the Loans.

3.9           Use of Proceeds. The Company shall use the proceeds of the Loans for general corporate purposes and shall not use any of the proceeds of the Loans to fund or facilitate any person, activities or business in any manner that will result in a violation of Global Trade Laws by any individual or entity.

4.             Funding Conditions and Termination

4.1           Funding Conditions: The obligations of the Lender to make each Loan, and the right of the Company to request the funding of each Loan from the Lender, shall be subject to satisfaction of the below conditions (the “Funding Conditions”):

(a)            the Merger shall not have been consummated in accordance with the Merger Agreement prior to or during the Draw Period, but solely to the extent the conditions set forth in Section 6.1(b) and 6.1(c) of the Merger Agreement have not been satisfied on or prior to such date;

(b)            the conditions of set forth in Section 6.2 of the Merger Agreement have been satisfied on the date the Funding Request is delivered and the funding date of each Loan (or would be satisfied by the Company on the Closing Date assuming that all other conditions set forth in Section 6 of the Merger Agreement were satisfied on such date);

(c)            the representations and warranties set forth in Section 3 of this Agreement are true and correct as of the Funding Date (except that with respect to the Merger Agreement Incorporated Representations and Warranties, true and correct to the extent required by Section 6.2(a) of the Merger Agreement as applicable to the closing of the Merger);

(d)            no Event of Default (as defined in this Agreement) has occurred and is continuing, and no other condition, event or circumstances exists that would, with the passage of time, result in an Event of Default under any Debt Agreement;

(e)            the aggregate Loans made pursuant to this Agreement, plus the amount of any requested Loan, does not exceed Fifteen Million Dollars ($15,000,000);

(f)             each Funding Request, duly executed by an authorized officer of the Company, has been delivered by the Company to the Lender in accordance with Section 1.1 of this Agreement, which Funding Request shall include: (i) a certification from a senior officer of the Company that the Funding Conditions set forth herein are satisfied as of the date of such Funding Request and the funding date of the requested Loan; (ii) the requested date for the funding of the requested Loan; (iii) the amount of the requested Loan; and (iv) the wiring instructions for the funding of the requested Loan;

(g)            a duly executed original Note has been delivered by the Company to the Lender at its address set forth in Section 8.8 of the Merger Agreement;

(h)            a certificate of the Secretary of the Company, dated as of the funding date of the initial Loan, certifying: (i) that attached thereto is a true and correct copy of the Certificate of Incorporation of the Company and that such Certificate of Incorporation has not been amended, supplemented, revoked or repealed; (ii) that attached thereto is a true and correct copy of the Bylaws of the Company, as in effect on such date; and (iii) that attached thereto are true and correct copies of resolutions of the Board of Directors of the Company and resolutions of the stockholders of the Company, if applicable, which authorize the execution, delivery and performance by the Company of the Debt Agreements and the consummation of the transactions contemplated hereby and thereby; and

(i)             a Certificate of Good Standing as to the Company, certified as of a recent date prior to the funding of initial Loan by the Secretary of State of the State of Delaware.

4.2            Termination of Funding Obligations. The obligation of the Lender to make any Loan shall terminate (and the Funding Conditions shall be deemed to be unable to be satisfied), upon the occurrence of any of the following events:

(a)            An Acquisition Proposal (provided that for purposes of this Agreement the references to “20%” in the definition of “Acquisition Proposal” in the Merger Agreement shall be deemed to be references to “50%”) has been entered into;

(b)            The Merger fails to close in accordance with the terms of the Merger Agreement on or prior to the End Date or the Merger Agreement is terminated due to solely to a failure of the conditions set forth in Sections 6.1(a) or 6.2 of the Merger Agreement to be satisfied on or prior to the End Date; and

(c)            the expiration of the Draw Period.

5.             Covenants

From the date of this Agreement, and until the later to occur of the termination of the Lender’s obligation to make the Loans in accordance with Section 4.2 hereof and the repayment in full of the Loans and all Obligations hereunder:

5.1            Merger Agreement Covenants. The covenants of the Company set forth in the Merger Agreement, including, without limitation, Section 4.2 of the Merger Agreement, are hereby incorporated in this Agreement mutatis mutandis as if set forth herein in their entirety (the “Merger Agreement Incorporated Covenants”). Notwithstanding the foregoing, the Merger Agreement Incorporated Covenants shall be effective only so long as the Merger Agreement remains in effect and shall terminate upon the termination of the Merger Agreement in accordance with its terms. For purposes of this Section 5.1, each reference to the Merger Agreement in such covenants shall also refer to this Agreement and the other Debt Agreements.

5.2            Financial Statements. The Company shall deliver to the Lender, as soon as available, but in any event (i) within one hundred twenty (120) days after the end of each fiscal year, an audited consolidated balance sheet of the Company as at the end of such fiscal year and the related audited statements of income or operations, in each case in reasonable detail and prepared in accordance with generally accepted accounting principles in effect from time to time in the United States (“GAAP”), applied on a consistent basis, and (ii) within forty-five (45) days after the end of each calendar quarter, an unaudited consolidated balance sheet of the Company as at the end of such calendar quarter and the related unaudited statements of income or operations, in each case in reasonable detail and prepared in accordance with GAAP, applied on a consistent basis. The obligations in this Section 5.2 shall be deemed satisfied on the date on which such financial statements are filed for public availability on the SEC’s Electronic Data Gathering and Retrieval System (or any successor system) if such financial statements are made in accordance with the SEC reporting requirements for the Company.

5.3            Other Information. The Company shall to deliver to the Lender promptly upon (but in any event no later than two (2) Business Days after) becoming aware thereof, written notice of any Event of Default or any event or condition the occurrence or existence of which would, with the lapse of time or the giving of notice or both, become an Event of Default.

5.4            Preservation of Existence. The Company shall maintain in full force and effect the Company’s legal existence under the laws of the State of Delaware.

5.5            Compliance with Laws. On and after the initial Funding Date, the Company shall, and the Company shall cause its Subsidiaries, to comply with the requirements of all laws and all orders, writs, injunction and decrees of any Governmental Authority applicable to it or to its business or property, except where the failure to so comply would not have a Material Adverse Effect. As used herein, “Governmental Authority” means any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative functions of or pertaining to government, any security exchange and any self-regulatory organization.

5.6            Fundamental Changes. On and after the initial Funding Date, the Company shall not engage in any line of business substantially different from the line of business conducted by the Company on the date hereof.

5.7            Books and Records. The Company shall maintain proper books of record and account, in which full, true and correct entries in conformity with GAAP consistently applied shall be made of all financial transactions and matters involving the assets and business of the Company; and maintain such books of record and account in material conformity with all applicable requirements of any Governmental Authority having regulatory jurisdiction over the Company.

5.8            Dividends and Distribution. On and after the initial Funding Date, Company shall not (a) make, declare or pay any dividend or other distribution with respect to any shares of its capital stock, or (b) purchase, repurchase, redeem or otherwise acquire any shares of its capital stock or obligations of any kind convertible into or exchangeable for any shares of its capital stock, other than dividends or distributions payable solely in additional shares of its common stock or pursuant to customary employment arrangements.

5.9            Indebtedness. The Company shall not, and shall not permit its Subsidiaries to, directly or indirectly, incur, assume, issue or otherwise become liable for any Indebtedness that ranks senior for any purpose to the liabilities and obligations under the Loans to be made pursuant to this Agreement (other than Indebtedness in an aggregate amount not to exceed $7,500,000 incurred in the ordinary course of business for working capital, equipment financing or capital lease purposes).

5.10            New Subsidiaries. Within 30 days of the Company forming or acquiring (by merger, consolidation or acquisition of stock or assets) any Subsidiary, such Subsidiary shall execute a joinder to this Agreement (in a form satisfactory to the Lender) to become a guarantor or co-obligor of the Obligations.

6.             Events of Default

The occurrence of any of the following shall constitute an “Event of Default” under this Agreement:

6.1            (i) The failure by the Company to make any payment of the principal and any accrued but unpaid interest under this Agreement or any Debt Agreement when due in accordance with the terms of this Agreement or such Debt Agreement, and (ii) the failure by the Company to pay any other amount payable under this Agreement or such Debt Agreement when due in accordance with the terms hereof or thereof, and such failure continues for five (5) Business Days after notice from Lender;

6.2            The voluntary filing of a petition by the Company (or the consent by the Company to the filing of a petition against the Company) under any provision of the Bankruptcy Reform Act, Title 11 of the United States Code, as amended or recodified from time to time, or under any similar law (domestic or foreign) relating to bankruptcy, insolvency or other relief for debtors or an order for relief is entered with respect to any proceedings under any bankruptcy laws or similar laws providing for relief from creditors;

6.3            The Company shall: (i) liquidate, wind up or dissolve (or suffer any liquidation, wind up or dissolution); (ii) suspend its operations other than in the ordinary course of business; (iii) appoint a receiver, trustee, custodian or liquidator of or for all or any part of the assets or property of the Company; or (iv) make a general assignment for the benefit of creditors by the Company;

6.4            The Company or any Subsidiary of the Company shall fail to perform or observe any term, covenant or agreement contained in Section 5.1, 5.8, or 5.9 or 5.10 of this Agreement;

6.5            The Company or any Subsidiary of the Company shall fail to perform or observe any other covenant or agreement (not specified in Section 6.1 or Section 6.4 above) contained in this Agreement, the Note or any other Debt Agreement on its part to be performed or observed and such failure continues for ten (10) days after the earlier of either the Company becoming aware of such circumstances or receipt by the Company of written notice thereof from the Lender;

6.6            The commencement of any proceeding against the Company or any Subsidiary of the Company under any reorganization, bankruptcy, insolvency, arrangement, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction, now or in the future in effect, which commencement is not dismissed within forty-five (45) days;

6.7            The failure of any representation or warranty made by the Company in this Agreement or any other Debt Agreement to be true and accurate in all material respects as of the date hereof or as of the Funding Date;

6.8            The Company (a) fails to make any payment, whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise, in respect of any Indebtedness in a principal amount in excess of $1,000,000 (other than Indebtedness hereunder), or (b) fails to observe or perform any other agreement or condition relating to any such Indebtedness, or any other event occurs, the effect of which default or other event is to cause, or to permit the lender or holders of such Indebtedness (or a trustee or agent on behalf of such lender or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Indebtedness to be made, prior to its stated maturity, and such default is not thereafter cured, waived, rescinded or annulled or such Indebtedness is not discharged within ten (10) Business Days.

6.9            The entry against the Company of (a) one or more final judgments or orders for the payment of money in an aggregate amount exceeding $5,000,000 (to the extent not covered by independent third-party insurance as to which the insurer has been notified of such judgments or orders and has not denied or failed to acknowledge coverage thereof) or (b) any one or more non-monetary material final judgments, if, in either case, (i) enforcement proceedings are commenced by any creditor upon such judgment or order, or (ii) there is a period of thirty (30) consecutive days during which a stay of enforcement of such judgment, by reason of a pending appeal or otherwise, is not in effect; or

6.10         Any provision of this Agreement or any other Debt Agreement, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder or the satisfaction in full of all the Obligations ceases to be in full force and effect; or the Company contests in writing the validity or enforceability of any provision of any Debt Agreement; or the Company denies in writing that it has any or further liability or obligation under any Debt Agreement, or purports in writing to revoke or rescind any Debt Agreement.

Upon the occurrence and during the continuation of any Event of Default, in addition to any other remedies allowed by law, the unpaid principal amount of the Loans, any accrued and unpaid interest and all other amounts payable hereunder or under any of the other Debt Agreements may be declared by the Lender in writing to be immediately due and payable, whereupon such acceleration the unpaid principal amount of the Loans, any accrued and unpaid interest and all such other amounts shall become immediately due and payable without presentment, demand, protest or further notice of any kind. The Lender shall have all rights and may exercise any remedies available to it under the Debt Agreements and law, successively or concurrently, including, but not limited to, the right to set off and apply any other indebtedness at any time owing by the Lender to or for the credit or the account of the Company against any of and all the obligations of the Company now or hereafter existing under any Debt Agreement held by the Lender or any of its Affiliates, irrespective of whether or not the Lender shall have made any demand under any of the Debt Agreements and although such obligations may be unmatured. Notwithstanding the foregoing, upon the occurrence and during the continuation of any Event of Default specified in Section 6.2, 6.3, or 6.6 above, the unpaid principal amount of the Loans and all other amounts payable hereunder or under any of the other Debt Agreements shall be immediately due and payable without a written election or declaration unless otherwise determined by the Lender. Furthermore, any acceleration of the payment obligations of the Company hereunder may be waived with the written consent of the Lender.

7.             Miscellaneous

7.1            Binding Agreement. The terms and conditions of this Agreement shall inure to the benefit of and be enforceable by the Company and the Lender and their respective successors and assigns. Nothing in this Agreement, express or implied, is intended to confer upon any third party any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

7.2            Assignment. Neither the Company nor the Lender may assign or otherwise transfer any of respective its rights or obligations under this Agreement or the other Debt Agreements without the prior written consent of the other party; provided, however, that the Lender may at any time assign all or a portion of its rights and obligations under this Agreement and the other Debt Agreements (including, without limitation, rights to all or a portion of the payments of principal or interest under the Notes at the time owing to it) to one or more of its Affiliates.

7.3            Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

7.4            Jurisdiction. The Company irrevocable and unconditionally submits to the jurisdiction of the Court of Chancery of the State of Delaware or, if (but only if) such court lacks subject matter jurisdiction, any state or federal court within the State of Delaware over any suit, action or proceeding arising out of or relating to any of the Debt Agreements. To the fullest extent permitted by applicable law, the Company irrevocably waives and agrees not to assert, by way of motion, as a defense or otherwise, any claim that it is not subject to the jurisdiction of any such court, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. Nothing in this Section 7.4 shall limit any right that the Lender may have to bring proceedings against the Company in the courts of any appropriate jurisdiction or to enforce in any lawful manner a judgment obtained in one jurisdiction in any other jurisdiction.

7.5            WAIVER OF RIGHT TO TRIAL BY JURY. TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER THIS AGREEMENT OR ANY OTHER DEBT AGREEMENT OR IN ANY WAY CONNECTED TO OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO THIS AGREEMENT OR ANY OTHER DEBT AGREEMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER FOUNDED IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 7.5 WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE SIGNATORIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

7.6            Electronic Transmission; Counterparts. This Agreement may be executed by electronic transmission (PDF or facsimile) or in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

7.7            Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

7.8            Notices. Any notice required or permitted under this Agreement shall be given in accordance with the notice provision of the Merger Agreement. The Lender shall be entitled to rely and act upon any notices purportedly given by or on behalf of the Company even if such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or the terms thereof, as understood by the recipient, varied from any confirmation thereof.

7.9            Costs and Expenses. The Company shall pay all reasonable and documented out of pocket expenses incurred by the Lender (including the reasonable out of pocket fees, charges and disbursements of any counsel for the Lender) in connection with the enforcement or protection of its rights upon the occurrence and during the continuance of an Event of Default. All amounts due under this Section 7.9 shall be payable within ten (10) days after receipt of a reasonably detailed invoice therefor.

7.10         Payments Set Aside. To the extent that any payment by or on behalf of the Company is made to the Lender, or the Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any debtor relief law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) the Company agrees to pay to the Lender upon demand its applicable share of any amount so recovered from or repaid to the Lender.

7.11         Survival of Representations and Warranties. All representations and warranties made hereunder and in any other Debt Agreement, including representations and warranties incorporated by reference herein from the Merger Agreement or other document delivered as a condition of this Agreement or the other Debt Agreements or in connection herewith or therewith, shall survive the execution and delivery hereof and thereof, and shall continue in full force and effect as long as the Loans or any other Obligation hereunder shall remain unpaid or unsatisfied.

7.12         Entire Agreement. This Agreement, the Merger Agreement Incorporated Representations and Warranties, the Merger Agreement Incorporated Covenants, the other Debt Agreements and the exhibits and schedules hereto and thereto constitute the full and entire understanding and agreement among the parties with regard to the subjects hereof, and supersede any prior agreements between the parties regarding the subject matter hereof. No party shall be liable or bound to any other in any manner by any representations, warranties, covenants and agreements except as specifically set forth herein.

7.13         Amendments and Waivers. Any term of this Agreement and the other Debt Agreements may be amended and the observance of any term of this Agreement and the other Debt Agreements may be waived (either generally or in a particular instance, and either retroactively or prospectively), solely with the written consent of the Company and the Lender.

7.14         Further Assurances. The Company agrees to execute and deliver, by the proper exercise of its corporate power, all such other and additional instruments and documents and do all such other acts and things as may be necessary to effectuate the transactions contemplated by the Debt Agreements.

7.15         Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be valid, legal and enforceable under all applicable laws and regulations. If, however, any provision of this Agreement shall be invalid, illegal or unenforceable under any such law or regulation in any jurisdiction, it shall, as to such jurisdiction, be deemed modified to conform to the minimum requirements of such law or regulation, or, if for any reason it is not deemed so modified, it shall be invalid, illegal or unenforceable only to the extent of such invalidity, illegality or limitation on enforceability without affecting the remaining provisions of this Agreement, or the validity, legality or enforceability of such provision in any other jurisdiction.

7.16            Delays or Omissions; Remedies Cumulative. No delay or omission to exercise any right, power or remedy accruing to the Lender under the Debt Agreements, upon any breach or default of the Company under the Debt Agreements, shall impair any such right, power or remedy of the Lender nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of the Lender of any breach or default under this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to the Lender, shall be cumulative and not alternative.

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In Witness Whereof, the parties have executed and delivered this Agreement as of the date first written above.

COMPANY:

MONOGRAM TECHNOLOGIES INC.

By:	/s/ Benjamin Sexson
Name: Benjamin Sexson
Title: Chief Executive Officer

LENDER:

ZIMMER, INC.

By:	/s/ Chad F. Phipps
Name: Chad F. Phipps
Title: Senior Vice President, General Counsel and Corporate Secretary

EXHIBIT A

Form of Promissory Note

See attached

PROMISSORY NOTE

$15,000,000	[Date]

For value received, the undersigned, Monogram Technologies Inc., a Delaware corporation (the “Company”), promises to pay to the order of Zimmer, Inc., a Delaware corporation (together with its successors and assigns, the “Lender”), the principal sum of (a) Fifteen Million and No/100 Dollars ($15,000,000), or, if less, (b) the aggregate unpaid principal amount of all Loans made by the Lender to the Company pursuant to Section 1.1 of the Loan Agreement (as defined below), together in each case with interest accrued but unpaid thereon, upon the terms of this Promissory Note (this “Note”) and in accordance with the Loan Agreement (as defined below).

This Note is issued pursuant to the terms of that certain Delayed Draw Loan Agreement, dated as of July 11, 2025, by and between the Company and the Lender (as amended or otherwise modified from time to time in accordance with the terms thereof, the “Loan Agreement”). This Note is subject to amendment and waiver as provided therein. Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Loan Agreement.

The Company promises to pay interest on the unpaid principal amount of the Loans, in like funds, at said office, on the dates and at the rate or rates provided for in the Loan Agreement.

The Company hereby waives diligence, presentment, demand, protest and notice of any kind whatsoever. The non-exercise by the Lender of any of its rights hereunder in any particular instance shall not constitute a waiver thereof in that or any subsequent instance.

The Loans evidenced by this Note, the maturity thereof, all payments, repayments and prepayments of the principal hereof and interest hereon and the respective dates thereof may be endorsed by the Lender on any schedules attached hereto and made a part hereof; provided, however, that the failure of the Lender to make any such endorsement or any error in such endorsement shall not affect the obligations of the Company under this Note or under the Loan Agreement.

This Note is the “Note” referred to in, issued pursuant to, and subject in all respects to the provisions of, the Loan Agreement. Reference is made to the Loan Agreement for provisions concerning the prepayment of amounts payable hereunder and the acceleration of the maturity of this Note. This promissory note is entitled to the benefit of the Loan Agreement.

(a)            THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

[signature page follows]

IN WITNESS WHEREOF, the Company has duly executed and delivered this Promissory Note as of the date first written above.

(b)	COMPANY:

MONOGRAM TECHNOLOGIES INC.

By:

Name:
Title: